Exhibit 99.1

For Immediate Release	Contact: Douglas R. Jamieson
President
(914) 921-5020

For further information, please visit
www.associated-capital-group.com

G.research LLC Announces Management Changes

Rye, New York, August 8, 2019 – G.research, LLC,  a subsidiary of Associated Capital Group,  (NYSE: AC), announced today that Vincent M. Amabile, a 16 year veteran, has been named President of G.research, LLC and will become a board member of Morgan Group Holding Co. (OTC: MGHL) with the merger of the two companies.  Cornelius V. McGinity has been elevated to the Office of the Chairman of the Company.   G.research provides institutional research and trade execution services to hedge funds, mutual funds and other institutional money managers.

Vincent Amabile, a Manhattan resident and graduate of Fairfield University, joined the trading desk of G.research in 2003.  Previously, he worked for Herzog Heine Geduld and Merrill Lynch as an equity trader.  In his new role, Mr. Amabile will be responsible for all of the firm’s institutional research sales and trading initiatives, and will lead the firm’s effort to expand the company’s client base.

Mr. McGinity has been President of G.research since 2012.  Previously he was a Managing Director, Institutional Sales at Knight Capital Group for fifteen years.  Prior to joining Knight, he was an institutional sales trader at Cantor Fitzgerald from 1994-1997; and an equity trader with several wire houses, including Merrill Lynch and Smith Barney.  A native of Long Island, New York, Mr. McGinity is a graduate of Villanova University.

In May, the Board of Associated Capital Group formed a special committee to negotiate a transaction between G.research and Morgan Group Holding Co.  The transaction remains subject to regulatory approvals and finalizing other conditions for closing.  We cannot assure that a transaction will be consummated.

About Associated Capital Group, Inc.

 The Company operates its investment management business via Gabelli & Company Investment Advisers, Inc. (“GCIA” f/k/a Gabelli Securities, Inc.), its 100% owned subsidiary. GCIA and its wholly-owned subsidiary, Gabelli & Partners, collectively serve as general partners or investment managers to investment funds including limited partnerships, offshore companies and separate accounts. The Company primarily manages assets in equity event-driven strategies, across a range of risk and event arbitrage portfolios and earns management and incentive fees from its advisory activities. GCIA is registered with the Securities and Exchange Commission as an investment advisor under the Investment Advisers Act of 1940, as amended.

The Company operates its institutional research services business through G.research, LLC, an indirect wholly-owned subsidiary of the Company. G.research is a broker-dealer registered under the Securities Exchange Act of 1934, as amended, that provides institutional research services and acts as an underwriter.

The Company also derives investment income/(loss) from proprietary trading of assets awaiting deployment in its operating businesses.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

The financial results set forth in this press release are preliminary. Our disclosure and analysis in this press release, which do not present historical information, contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results. Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, the economy and other conditions, there can be no assurance that our actual results will not differ materially from what we expect or believe. Therefore, you should proceed with caution in relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance.

Forward-looking statements involve a number of known and unknown risks, uncertainties and other important factors, some of which are listed below, that are difficult to predict and could cause actual results and outcomes to differ materially from any future results or outcomes expressed or implied by such forward-looking statements.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include a decline in the securities markets that adversely affect our assets under management, negative performance of our products, the failure to perform as required under our investment management agreements, and a general downturn in the economy that negatively impacts our operations. We also direct your attention to the more specific discussions of these and other risks, uncertainties and other important factors contained in our Form 10 and other public filings. Other factors that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations whether as a result of new information, future developments or otherwise, except as may be required by law.